Exhibit 10.10

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and among (i) Sierra Lake Acquisition Corp., a Delaware corporation (the “SPAC”), (ii) Sierra Lake Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and (iii) the investors listed on the signature pages hereto (“Investor”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts and for the elimination of doubt such fund or account shall, severally and not jointly, be the Investor hereunder.

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, Investor has expressed an interest in acquiring up to [ ] units in the IPO, which shall not exceed 9.9% of the total outstanding shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), underlying the units (not including the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.003 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)

In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor [ ] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[ ] ($0.003 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds.

(b)

Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than 9.9% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option)) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto.

(c)

Notwithstanding anything to the contrary herein, both before and after the receipt of the Transferred Shares by the Investor, the number of Transferred Shares shall not be subject to cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their over-allotment option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination (as defined below), or (v) any other modification, without the Investor’s prior written consent.

(d)

The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on February 24, 2021, as amended (the “Registration Statement”).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)

This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)

The terms set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO, provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.
(e)

Investor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Investor is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

Section 5. Additional Agreements and Acknowledgements of Investor.

(a)

Subject to Section 5(e), below, without written consent of the SPAC and Sponsor, the Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A Common Stock, issuable upon conversion of the Transferred Shares held by it until the earlier of (i) one year after the date the SPAC consummates a Business Combination and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share of stock (as adjusted for stock sub-divisions, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation a Business Combination and (B) the date on which the SPAC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property (the “Lock-Up Period”). The Transferred Shares shall not be bound by any additional resale lock-up agreements with the SPAC or Sponsor, except as set forth in the Registration Statement. For the avoidance of doubt, this Section 5 shall not restrict the Investor from transferring, assigning or selling any Class A Common Stock, warrants or units acquired in the IPO or in the open market.

(b)

Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, amalgamation, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Investor agrees with the SPAC that if the SPAC seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Founder Shares in favor of such proposed Business Combination. Notwithstanding the foregoing, nothing shall prevent the Investor from seeking redemption for any Class A Common Stock it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the Class A Common Stock and the IPO described in the Registration Statement.

(c)

Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares. The waiver of claim on the assets of the SPAC shall not apply to any funds that have been released from the Trust Account other than such funds that have been released pursuant to a shareholder redemption. For the avoidance of doubt, the foregoing waiver shall not apply to claims with respect to any assets of the SPAC (including cash or otherwise) immediately following the consummation of its initial Business Combination.

(d)

In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

(e)

The Investor may, prior to the expiration of the Lock-Up Period, transfer the Transferred Shares to an affiliate of Investor so long as such affiliate executes and delivers to the Company prior to such transfer a lock-up agreement on substantially similar terms as this Agreement with such lock-up obligation of the affiliate transferee to be coterminous with the lock-up obligations of Investor.

Section 6. Miscellaneous.

(a)

Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: SIERRA LAKE SPONSOR LLC, if to the SPAC, to: SIERRA LAKE ACQUISITION CORP., at their respective address or contact information as set forth in the Registration Statement or the exhibits attached thereto; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto. The SPAC will not deliver any information which could restrict the Investor in trading of the securities of the SPAC or the post-merger company without the prior written consent of the Investor.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.
(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.
(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.
(e)

From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. For U.S. federal income tax purposes, the parties agree to treat and report the purchase of the Class A Common Stock and the Founder Shares as a discounted bulk purchase of such shares by the Investor, and the Company agrees that it shall not treat or report the issuance of such Founder Shares to the Investor as a compensatory payment or fee.

(f)

Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)	This Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period, (ii) the liquidation of the SPAC, and (iii) two (2) months from the date hereof.
(i)

Neither the SPAC nor Sponsor nor any affiliate thereof shall disclose the identity of Investor or its affiliates or principals (in any regulatory filing or otherwise), except as required by Applicable Law or in connection with any inquiry by a Governmental Authority, without the prior consent of Investor, which shall not be unreasonably withheld or delayed.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[●]

By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

SPAC:

SIERRA LAKE ACQUISITION CORP.

By:
Name:
Title:

SPONSOR:
SIERRA LAKE SPONSOR LLC

By:
Name:

[Signature Page to Investment Agreement]

Title:

[Signature Page to Investment Agreement]